UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           During the second quarter of 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Polymer Group, Inc. (the “Company”) approved the targets and the potential awards for fiscal year 2006 (the “2006 Plan”) under the Company’s Short-Term Incentive Compensation Plan which provides for grants of performance-based cash awards for employees of the Company and its subsidiaries.

The 2006 Plan provided for target bonus percentages of 50% of base salary for the Chief Executive Officer, 35% of base salary for all named executive officers and a range of percentages down to 5% of base salary for other eligible employees. Additionally, employees without pre-approved targets were allowed to participate in the 2006 Plan at the discretion of the Compensation Committee and/or the Chief Executive Officer based on management’s recommendations. The 2006 Plan established performance targets that the Company was required to meet in order for cash awards to be paid to participants. The performance targets were based primarily upon financial measures, specifically company-defined EBITDA and working capital management. A portion of the award could also be based on personal performance. Actual awards could range from zero to a maximum of 200% of the targeted award. Based on the performance of the Company for fiscal year 2006, as compared to the 2006 Plan targets, the Company will not pay any awards under the 2006 Plan.

On February 7, 2007, the Compensation Committee approved the targets and the potential awards for fiscal year 2007 (the “2007 Plan”). The 2007 Plan provides for target bonus percentages of 35% of base salary for named executive officers and a range of percentages down to 5% of base salary for other eligible employees. No bonus percentage target has been set for the Chief Executive Officer while the Company continues its search to fill that position with a permanent hire. Additionally, employees without pre-approved targets may participate in the 2007 Plan at the discretion of the Compensation Committee and/or the interim Chief Executive Officer based on management’s recommendations. The 2007 Plan establishes performance targets that the business units within the Company are required to meet in order for cash awards to be paid to participants. The performance targets were based primarily upon financial measures, specifically company-defined EBITDA, working capital management and, for corporate functions, expense control. A portion of the award could also be based on personal performance. Actual awards could range from zero to a maximum of 200% of the targeted award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: February 9, 2007	Willis C. Moore, III
Chief Financial Officer